                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 9, 2004



                                 CHRONIMED INC.
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
                 (State or other jurisdiction of incorporation)


       0-19952                                            41-1515691
(Commission File No.)                          (IRS Employer Identification No.)



                             10900 Red Circle Drive,
                           Minnetonka, Minnesota 55343
              (Address of Principal Executive Offices and Zip Code)



                                 (952) 979-3600
              (Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure

On August 9, 2004, Chronimed Inc., a Minnesota corporation ("Chronimed"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with MIM Corporation, a Delaware corporation ("MIM"), and its wholly owned subsidiary, Corvette Acquisition Corp., a Delaware corporation ("Merger Sub"), pursuant to which MIM would acquire Chronimed in a stock-for-stock transaction. Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger (the "Merger"), Merger Sub would be merged with and into Chronimed, the separate corporate existence of Merger Sub would cease, and Chronimed would continue as a wholly owned subsidiary of MIM. Pursuant to the Merger Agreement, MIM would issue 1.025 shares of its common stock in exchange for each outstanding share of common stock of Chronimed (the "Exchange Ratio"). In addition, each outstanding option to purchase Chronimed common stock will be assumed by MIM and the exercise price and number of shares for which each such option is (or will become) exercisable will be adjusted based on the Exchange Ratio.

The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The consummation of the Merger is subject to the approval and adoption of the Merger and the Merger Agreement by the shareholders of Chronimed, the approval of the issuance of shares of common stock of MIM to be issued in the Merger by the shareholders of MIM, the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Securities and Exchange Commission clearance and other customary closing conditions. The parties anticipate that the transaction will be completed before the end of calendar year 2004.

On August 9, 2004, Chronimed and MIM issued a joint press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated in this Report as if fully set forth herein.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated in this Report as if fully set forth herein.



Item 7.  Financial Statements and Exhibits

         (c)      Exhibits:

Exhibit No.       Description
-----------       -----------
99.1              Joint Press Release of MIM Corporation and Chronimed Inc., dated August 9, 2004.

99.2              Agreement and Plan of Merger, dated as of August 9, 2004, among MIM Corporation,
                  Corvette Acquisition Corp. and Chronimed Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHRONIMED INC.

Date:  August 9, 2004
                                            /s/ Gregory H. Keane
                                            ------------------------------------
                                            Gregory H. Keane
                                            Chief Financial Officer

                                  EXHIBIT INDEX

Index

Number            Description of Exhibit                                          Page Number
------            ----------------------                                          -----------
99.1              Joint Press Release of MIM Corporation and Chronimed Inc.,
                  dated August 9, 2004.

99.2 Agreement and Plan of Merger, dated as of August 9, 2004, among MIM Corporation, Corvette Acquisition Corp. and
                  Chronimed Inc.